Exhibit 10.13

BOARD OF TRUSTEES OF THE INTERNAL IMPROVEMENT
TRUST FUND OF THE STATE OF FLORIDA

AMENDED AND RESTATED LEASE

Lease Number  4022A

THIS AMENDED AND RESTATED LEASE (the “Amended and Restated Lease”), is made and entered into this 7th day of January, 2005, between the BOARD OF TRUSTEES, OF THE INTERNAL IMPROVEMENT TRUST FUND OF THE STATE OF FLORIDA, pursuant to its authority set forth in Section 253.03, Florida Statutes, whose address is Florida Department of Environmental Protection, Division of State Lands, 3900 Commonwealth Blvd., Mail Station 130, Tallahassee, Florida, 32399-3000, hereinafter referred to as “LESSOR,” and SMARTPARKS - SILVER SPRINGS, INC., a Delaware corporation, whose address is 4590 Macarthur Blvd., 400, Newport Beach, California, 92660, and its successors and assigns, hereinafter referred to as “LESSEE.”

R E C I T A L S

A.                     WHEREAS, LESSOR, as “LESSOR”, and Florida Leisure Acquisition Corporation, a Delaware corporation (“FLAC”), as “LESSEE”, entered into that certain Lease and Sublease Number 4022, dated December 16, 1993 (as amended from time-to-time, the “Lease”), leasing to FLAC the real property more particularly described therein and all improvements thereon (the “Attraction Property”); and

B.                       WHEREAS, on March 6, 1996, LESSOR did consent to the assignment of Lease from FLAC to Ogden Entertainment Services, Inc., a Delaware corporation; and

C.                       WHEREAS, on December 30, 1998, LESSOR and Ogden Entertainment Services, Inc., as “LESSEE” entered into Amendment Number 1 to Lease to extend the term and revise the annual rent payable to LESSOR; and

D.                      WHEREAS, on November 9, 2001, LESSOR did consent to the assignment of Lease from Ogden Entertainment Services, Inc. to Ogden Parks - Florida, Inc., a Delaware corporation; and

E.                        WHEREAS, Ogden Parks - Florida, Inc., changed its name to Smartparks - Silver Springs, Inc., a Delaware corporation, and is the current “LESSEE” and successor in interest to Ogden Parks - Florida, Inc., under the Lease; and

F.                        WHEREAS, LESSOR and LESSEE agree to amend the Lease to be able to, among other things, revise the annual lease payments so that LESSEE is able to invest money in needed improvements to and maintenance of the facilities and the grounds which constitute the Attraction Property; and

G.                       WHEREAS, LESSEE agrees for each of the five (5) calendar years commencing with the calendar year 2005 and ending in the calendar year 2009, to apply a minimum of Two Hundred Fifty Thousand Dollars ($250,000) from the savings realized by LESSEE that result from the reduction in the annual lease fee towards the completion of those items described on Exhibit “D” attached hereto and by this reference made a part hereof; and

H.                      WHEREAS, LESSEE and LESSOR agree to amend the Lease to eliminate the escrow account provision, which requires funds in the escrow account to serve as security for LESSEE’S obligation to remove certain items from the Attraction Property and to perform certain repair or restoration obligations; and

I.                           WHEREAS, LESSEE and LESSOR agree to amend the Lease to eliminate the provision that requires payment of the final installation of the purchase price for the Attraction Property because this obligation has been satisfied; and

J.                          WHEREAS, LESSEE and LESSOR agree to amend the Lease to modify the requirements pertaining to the removal of the free-ranging monkeys from the Attraction Property; and

K.                      WHEREAS, LESSEE agrees not to locate any new animal exhibits within the Attraction Property; and

L.                        WHEREAS, LESSEE agrees to continue its removal efforts of all invasive exotic plants listed on the most recent Category I or Category II List of Invasive Species, as published by the Florida Exotic Pest Plant Council, or its successor, from the Attraction Property and all waterways and maintain the Attraction Property and all waterways as free and clear of all said invasive exotic plants as is reasonably practicable; and

M.                   WHEREAS, because the Attraction Property is now serviced by a public water and public sewer system for water and sewer utility service, LESSEE agrees, at its own expense, to remove the existing sewage treatment facilities from the Attraction Property and restore the area to its natural state within two (2) years from the effective date of this Amended and Restated Lease; and

N.                      WHEREAS, LESSEE and LESSOR agree to amend the Lease to reduce the time period that LESSEE has to cure a non-monetary default from one year to six months; and

O.                      WHEREAS, LESSOR agrees to terminate an easement for the wastewater treatment sprayfield because LESSEE has connected the Attraction Property to the public water and public sewer systems; and

P.                        WHEREAS, LESSOR’S best interest is served when LESSEE’S net profits are maximized through well-maintained facilities and grounds which constitute the Attraction Property; and

Q.                      WHEREAS, LESSOR is the owner and holder of the fee simple title to the real property described in Exhibit “A” attached hereto and by this reference made a part thereof; and

R.                       WHEREAS, the LESSOR and LESSEE intend for this Amended and Restated Lease to replace and supersede the Lease in its entirety.

NOW, THEREFORE, for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, LESSOR hereby leases to LESSEE, and LESSEE hereby leases from LESSOR, the lands described in paragraph 2. below, together with the improvements thereon, on the terms and conditions set forth as follows:

1.                         DELEGATIONS OF AUTHORITY:  LESSOR’S responsibilities and obligations herein shall be exercised by the Division of State Lands (“DSL”), Department of Environmental Protection.

2.                         DESCRIPTION OF PREMISES:  The real property subject to this Amended and Restated Lease is situated in the County of Marion, State of Florida and is more particularly described in Exhibit “A” attached hereto and hereinafter referred to as the “Attraction Property.”

3.                         TERM: This Amended and Restated Lease shall become effective upon LESSOR’S and LESSEE’S execution of this Amended and Restated Lease, and continue until 12:00 midnight on December 31, 2029, unless sooner terminated pursuant to the terms of this Amended and Restated Lease.

4.                         ANNUAL FEE DURING TERM OF AMENDED AND RESTATED LEASE: During the term of this Amended and Restated Lease, LESSEE shall pay to LESSOR an annual lease fee (the “Lease Fee”) that is equal to the following: (i) 6 percent (6%) of gross revenues (as defined below) derived from the operation of the Attraction Property during each calendar year (beginning with 2004), up to and including Seventeen Million Eight Hundred Thousand Dollars ($17,800,000), and (ii) six and three quarters percent (6 3/4%) of gross revenues (as defined below) derived from the operation of the Attraction Property during each calendar year (beginning with 2004), above Seventeen Million Eight Hundred Thousand Dollars ($17,800,000). The total Lease Fee paid by LESSEE to LESSOR in a calendar year shall not be less than Six Hundred Thousand Dollars ($600,000). For calendar years 2004 through 2028, LESSEE shall pay this annual Lease Fee to LESSOR in arrears in two equal installments on March 15 and August 15 of the following calendar year. For calendar year 2029, LESSEE shall pay this annual Lease Fee no later than December 31, 2029.

The term “gross revenues” shall mean the aggregate sum of all amounts actually received by LESSEE, as cash or on credit, in connection with the sale of goods and services by LESSEE at, in, upon or from the Attraction Property. Gross revenues, however, shall not include:

(a)          Price discounts or credits granted or receipts from sales of services or merchandise for which a refund has been issued or allowances made on services or merchandise claimed to be defective or unsatisfactory;

(b)         The amount of any sales, use, gross income tax and other similar taxes now or hereafter imposed upon the sale of merchandise or services;

(c)          Sales of fixtures, equipment or property other than merchandise sales in the ordinary course of business;

(d)         The sales price of any goods or services offered or sold by any third party vendor, concessionaire or subtenant; except to the extent that such party either (i) pays rent, a license fee or a concession fee to LESSEE in which event such sums shall be included in gross revenues), or (ii) remits revenues (or a portion or percentage thereof) to LESSEE in connection with a revenue-sharing or similar arrangement (in which event any such sums that are actually received by LESSEE shall be included in gross revenues); and

(e)          Sums and credits received in settlement of claims for loss or damage to merchandise or other property located at the Attraction Property.

5.                         DISCLAIMER:  LESSOR does not warrant or guarantee any title, right or interest in or to the Attraction Property.

6.                         INSURANCE:   During such time as LESSEE has exclusive possession of the Attraction Property during the term of this Amended and Restated Lease, LESSEE shall provide comprehensive general liability and property casualty insurance on the Attraction Property. Such insurance policies shall name the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida and the Florida Department of Environmental Protection, as additional parties insured.  Further, the policies shall carry the governmental immunity endorsement, which states:

It is agreed that in the event of any claim or suit against the insured for damages covered by this policy, the Company will not deny liability by the use of a defense based upon governmental immunity.

All policies shall be subject to the approval of DSL for adequacy and form of protection, and must at all times comply with all applicable statutes and rules. All liability policies shall provide limits of at least $300,000 for one person and $1,000,000 for more than one person injured or killed in any one accident. The property damage limit shall be at least $1,000,000.

LESSEE shall submit annually during the term of this Amended and Restated Lease, written evidence of maintaining such insurance policies to the Bureau of Public Land Administration, Division of State Lands, Department of Environmental Protection, 3900 Commonwealth Blvd., Mail Station 130, Tallahassee, Florida, 32399-3000. LESSEE shall purchase all policies of insurance from a financially responsible insurer duly authorized to do business in the State of Florida. The failure to maintain such policies or certificates in the amounts set forth shall constitute a breach of this Amended and Restated Lease.

7.                         INDEMNITY: During such time as LESSEE has exclusive possession of the Attraction Property during the term of this Amended and Restated Lease, LESSEE shall indemnify, defend and save harmless LESSOR from and against all costs (including reasonable attorneys’ fees), expenses, liabilities, losses, damages, claims of demands, arising out of LESSEE’S possession of or conduct of the Attraction Business as hereinafter defined in paragraph 8. upon the Attraction Property during the term of this Amended and Restated Lease, except such as may arise as a result of the negligent or willful act or omission of LESSOR, or LESSOR’S agents or employees.

8.                         USE OF PROPERTY DURING TERM OF THIS AMENDED AND RESTATED LEASE:

(a)              During the term of this Amended and Restated Lease, LESSEE shall only be entitled to use the Attraction Property to operate its tourist attraction business known as “Silver Springs” with its associated wildlife park, the “Wild Waters” water park, exhibits, restaurants, retail shops and other related business and facilities (the “Attraction Business”) on the Attraction Property in substantially the same manner in which it has been operated during the two decades preceding the date hereof, with such modifications, additions, deletions or improvements as LESSEE in its reasonable judgment deems necessary or useful to make the Attraction Business a popular, high quality tourist destination and to increase the number of persons each year (although LESSEE shall not be in breach hereof for any failure to so increase attendance), subject to the terms and conditions of this Amended and Restated Lease.

(b)             Notwithstanding anything to the contrary provided herein, LESSOR desires the buildings and improvements listed in Exhibit “B” attached hereto to remain on the Attraction Property after the expiration of the term or termination of this Amended and Restated Lease. LESSEE agrees not to delete any building or improvement listed in Exhibit “B” without the prior written consent of LESSOR. LESSOR, may from time to time, remove any buildings or improvements from Exhibit “B”, by written notice to LESSEE.  After LESSOR deletes a building or improvement from Exhibit “B”, LESSEE may thereafter, at LESSEE’S election, remove the building or improvement from the Attraction Property during the term of this Amended and Restated Lease at LESSEE’S sole cost and expense, without prior consent of LESSOR.  No later than the expiration of the term or termination of the term of this Amended and Restated Lease, LESSEE shall at its sole cost and expense, remove all buildings and improvements not listed in Exhibit “B” from the Attraction Property and restore the Attraction Property to its natural state.

(c)              LESSEE shall have the right to continue to operate,

maintain and preserve all existing improvements on the Attraction Property (consistent with the requirements of subparagraph (e) below and to add such additional improvements (“New Improvements”) or to remove existing improvements [except as otherwise specifically provided in paragraph 8.(b) above] as it may deem necessary or useful for the operation of the Attraction Business, provided that any such New Improvements must comply with all federal, state and local regulatory requirements, and be located within the area designated for New Improvements in Exhibit “C” attached hereto; and further provided LESSEE shall, at its sole cost and expense, remove such New Improvements, if requested by LESSOR on or before the expiration of the term or termination of the term of this Amended and Restated Lease and restore the Attraction Property to the condition existing prior to the construction of such New Improvements which meets all the requirements set forth above.

(d)                                 When a New Improvement is constructed by LESSEE pursuant to paragraph 8.(c) above, LESSOR shall designate to LESSEE in writing within ninety (90) days after LESSEE’S request whether or not the New Improvement shall be added to Exhibit “B” as an improvement which shall remain after the termination or expiration of the term of this Amended and Restated Lease and which LESSEE agrees not to remove, or whether the New Improvement shall be removed by LESSEE at LESSEE’S expense no later than the termination or expiration of the term of this Amended and Restated Lease.

(e)                                  During the term of this Amended and Restated Lease, LESSEE shall:

(i)                                     Continue the systematic removal of free ranging monkeys from Attraction Property.

(ii)                                  Operate and maintain the Attraction and its facilities in compliance with all applicable federal, state, and local regulatory requirements and permits, and maintain and preserve the Attraction Property and the improvements thereon in safe operating condition and in compliance with all applicable federal, state and local regulatory requirements and permits (subject to LESSEE’S right to remove certain improvements during the term of the Amended and Restated Lease, as set forth above).

(iii)                               Conduct annual water quality monitoring tests in the Silver River and the Fort King Waterway. In the event water quality monitoring shows a deterioration in water quality attributable to LESSEE within a sampling parameter that indicates a potential source of water quality degradation inside the Attraction Property, LESSEE, shall in consultation with LESSOR, take appropriate action to locate the source of degradation and, within 120 days (or longer if determined appropriate by LESSOR in its reasonable discretion), take appropriate remedial action to eliminate the source of the degradation. In the event water quality monitoring shows a deterioration in water quality attributable to some other source or person other than LESSEE, LESSEE agrees to cooperate with LESSOR regarding any necessary remedial action to eliminate the source of the degradation but LESSEE shall not be responsible for the cost of any such remediation.

(iv)                              Maintain the Ft. King Waterway shoreline and channel as to minimize runoff or other potential sources of water quality degradation, including vegetating denuded areas of the shoreline with plants jointly determined to be appropriate by Attraction Business staff or consultants, and biologist(s) from the State of Florida, Department of Environmental Protection, Division of Recreation and Parks, or its successor.

(v)                                 Not locate any new live animal exhibits within the Attraction Property.

(vi)                              Maintain all live animal exhibits in compliance with all applicable regulations of the United States Department of Agriculture and the Florida Game and Fresh Water Fish Commission and all applicable federal, state and local regulations.

(vii)                           Continue its removal efforts of all invasive exotic plants listed on the most recent Category I or Category II List of Invasive Species, as published by the Florida Exotic Pest Plant Council, or its successor from the Attraction Property and all waterways and maintain the Attractions Property and all waterways as free and clear of all said invasive exotic plants as is reasonably practicable.

(viii)                        Remove the existing sewage treatment facilities from the Attraction Property and restore the area to its natural state within two (2) years from the execution date of the Amended and Restated Lease.

(ix)                                Maintain all buildings and improvements on Attraction Property in accordance with applicable codes and ordinances, and as set forth in applicable sections of maintenance standards guidelines utilized by the State of Florida, Department of Environmental Protection, Division of Recreation and Parks, or its successor.

(x)                                   Beginning in calendar year 2005, LESSEE shall, for each of the five (5) calendar years commencing with the calendar year 2005 and ending in calendar 2009, spend a minimum of Two Hundred Fifty Thousand Dollars ($250,000) (attributable to materials and/or labor, including labor costs attributable to LESSEE’S staff or employees) toward the completion of those items described in Exhibit “D” attached hereto and by reference made a part hereof. Notwithstanding the foregoing, in the event the LESSEE fails to spend a minimum of Two Hundred Fifty Thousand Dollars ($250,000) in any calendar year, LESSEE shall not be in default hereunder provided that at the end of the next calendar year LESSEE has spent a minimum of Five Hundred Thousand Dollars ($500,000) in the aggregate over the two year period. No later than March 1st of each calendar year beginning in 2006, LESSEE shall certify in writing to LESSOR which items on Exhibit “D” were completed during the preceding calendar year.

9.                         DEFAULT AFTER CLOSING: If LESSEE defaults in any of its obligations to be performed under this Amended and Restated Lease other than its obligation to pay the Lease Fee when due, and such default is not cured within six (6) months after receipt of written notice thereof from LESSOR, or if LESSEE fails to pay any installment of the Lease Fee when due and such default continues for ninety (90) days after receipt of written notice of such default from LESSOR, then subject to the rights of lender as set forth below, LESSOR shall have the right to terminate this Amended and Restated Lease by delivery of written notice of termination to LESSEE. LESSOR shall deliver a copy of this notice of default given by LESSOR to LESSEE under this Amended and Restated Lease to Antares Capital Corporation (ACC), 311 South Wacker Drive, Suite 6400, Chicago, Illinois, 60606, Attention: David Brackett, and to any lender whose name and address has been furnished to LESSOR in writing designating such lender as a lender entitled to receive notice of LESSEE’S default under this Amended and Restated Lease (ACC, and any other lender hereafter so designated by LESSEE to LESSOR being referred to herein as “Lender”), and such Lender shall have ninety (90) days after Lender’s receipt of written notice of LESSEE’S failure to pay an installment of the Lease Fee on the due date thereof, and six (6) months after Lender’s receipt of written notice of LESSEE’S default in performance of any other obligation under this Amended and Restated Lease, in which to cure such default on behalf of LESSEE. LESSOR shall be deemed to have satisfied the requirement of notice to Lender herein if LESSOR has given notice to ACC and any other Lender(s) specified in writing to LESSOR, by certified mail, return receipt requested, with postage prepaid, at the address specified by LESSEE to LESSOR as of the date the installment of the Lease Fee is due or any amounts required to be paid under this Amended and Restated Lease are due. In the event any such default by LESSEE is a default in the payment of money due to LESSOR (which shall include any amounts paid by LESSOR under this Amended and Restated Lease which are the obligation of LESSEE to pay during the term of this Amended and Restated Lease), such default shall be deemed to continue until LESSEE or Lender pays the sum owed to LESSOR, together with interest thereon at the rate of interest per annum equal to the prime rate or base rate of interest as published by the Wall Street Journal (fixed as of the date the payment is due), plus three percentage points (3%), from the date upon which such payment was due until the payment thereof. In the event ACC, or its successors or assigns should foreclose its mortgage or security interest in the LESSEE’S leasehold estate, LESSOR agrees that so long as ACC performs all obligations, both monetary and non-monetary (to the extent not personal to LESSEE), under and pursuant to the terms of this Amended and Restated Lease, LESSOR shall honor the terms of this Amended and Restated Lease and accept ACC as an assignee of this Amended and Restated Lease, and ACC shall automatically become the tenant of and attorn to LESSOR. LESSOR acknowledges and agrees that ACC is a third party beneficiary of the provisions set forth in this paragraph 9., and shall have the right to enforce the same.

10.                   QUIET ENJOYMENT AND RIGHT OF USE:  LESSEE shall have the right of ingress and egress to, from and upon the Attraction Property for all purposes necessary to the full quiet enjoyment by said LESSEE of the rights conveyed herein.  So long as LESSEE pays the Lease Fee and performs all of its obligations hereunder:  (i)  LESSEE’S possession of the Attraction Property will not be disturbed by LESSOR, and (ii)  LESSOR covenants and agrees that it will not surrender or terminate this Amended and Restated Lease or by action or omission permit to exist a default under this Amended and Restated Lease which is not cured within any grace period provided by the terms of this Amended and Restated Lease.

11.                   RIGHT OF INSPECTION:  LESSOR or its duly authorized agents, representatives or employees shall have the right at any and all times upon advance notice to LESSEE and during normal business hours (except in case of an emergency) to inspect the Attraction Property and the works and operations of LESSEE in any manner pertaining to this Amended and Restated Lease.

12.                   NO WAIVER OF BREACH:  The failure of LESSOR or LESSEE to insist in any one or more instances upon strict performance of any one or more of the covenants, terms and conditions of this Amended and Restated Lease shall not be construed as a waiver of such covenants, terms or conditions, but the same shall continue in full force and effect and no waiver of LESSOR or LESSEE of any of the provisions hereof shall in any event be deemed to have been made unless the waiver is set forth in writing, signed by the party making the waiver.

13.                   TIME:  Time is expressly declared to be of the essence of this Amended and Restated Lease.

14.                   NON-DISCRIMINATION:  LESSEE shall not discriminate against any individual because of that individual’s race, color, religion, sex, natural origin, age, handicap, or marital status with respect to any activity occurring within the Attraction Property or upon lands adjacent to and used as an adjunct of the Attraction Property.

15.                   UTILITY FEES:  LESSEE shall be responsible for the payment of all charges for the furnishing of gas, electricity, water and other public utilities to the Attraction Property and for having all utilities turned off or transferred to LESSOR when the Attraction Property is surrendered.

16.                   CONDITION OF PREMISES:   LESSOR assumes no liability or obligation to LESSEE with reference to the condition of the Attraction Property.  The Attraction Property herein is leased by LESSOR to LESSEE in an “AS IS” condition, with LESSOR assuming no responsibility for the care, repair, maintenance or improvement of the Attraction Property for the benefit of LESSEE.

17.                   NOTICE:  All notices given under this Amended and Restated Lease shall be in writing and shall be served by certified mail including, but not limited to, notice of any violation served pursuant to Section 253.04, Florida Statutes, to the last address of the party to whom notice is to be given, as designated by such party in writing.  LESSOR and LESSEE hereby designate their addresses as follows:

LESSOR:                Department of Environmental Protection
Division of State Lands
Bureau of Public Land Administration
Mail Station 130
3900 Commonwealth Boulevard
Tallahassee, Florida, 32399-3000
Attention: Bureau Chief

LESSEE:                 Smartparks - Silver Springs, Inc.
C/o Festival Fun Parks, LLC
4590 Macarthur Blvd., Suite 400,
Newport Beach, California, 92660
(949)261-0404
Attention: Legal Department

18.                   DAMAGE TO THE PREMISES: (a) LESSEE shall not do, or suffer to be done, in, on or upon the Attraction Property or as affecting said Attraction Property or adjacent properties, any act which may result in damage or depreciation of value to the Attraction Property or adjacent properties, or any part thereof. (b) LESSEE shall not generate, store, produce, place, treat, release or discharge any contaminants, pollutants or pollution, including, but not limited to, hazardous or toxic substances, chemicals or other agents on, into, or from the Attraction Property or any adjacent lands or waters in any manner not permitted by law. For the purposes of this Amended and Restated Lease, “hazardous substances” shall mean and include those elements or compounds defined in 42 USC Section 9601 or which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA) and the list of toxic pollutants designated by the United States Congress or the EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, material, pollutant or contaminant. “Pollutants” and “pollution” shall mean those products or substances defined in Chapters 376 and 403, Florida Statutes, and the rules promulgated thereunder, all as amended or updated from time to time. In the event of LESSEE’S failure to comply with this paragraph, LESSEE shall, at its sole cost and expense, promptly commence and diligently pursue any and all legally required reports, closures, investigations, assessments, cleanups, decontaminations, remediation, restorations and monitoring of (1) the Attraction Property, and (2)

all off-site ground and surface waters and lands affected by LESSEE’S such failure to comply, as may be necessary to bring the Attraction Property and other affected off-site waters and lands into full compliance with all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, orders and decrees, and to restore the damaged property to the condition existing immediately prior to the occurrence which caused the damage. LESSEE’S obligations set forth in this paragraph shall survive the termination or expiration of this Amended and Restated Lease. This paragraph shall not be construed as a limitation upon LESSEE’S obligations regarding indemnification and payment of costs and fees as set forth in paragraph 7. of this Amended and Restated Lease, nor upon any other obligations or responsibilities of LESSEE as set forth herein. Nothing herein shall relieve LESSEE of any responsibility or liability prescribed by law for fines, penalties and damages levied by governmental agencies, and the cost of cleaning up any contamination caused directly or indirectly by LESSEE’S activities or facilities. Upon discovery of a release of a hazardous substance or pollutant in violation of any applicable laws, or any other violation of local, state or federal law, ordinance, code, rule, regulation, order or decree relating to the generation, storage, production, placement, treatment, release or discharge of any contaminant, LESSEE shall, as required by applicable law, report such violation to all applicable governmental agencies having jurisdiction, and to LESSOR, all within the reporting periods of the applicable governmental agencies.

19.                   SURRENDER OF PREMISES:   Upon termination or expiration of this Amended and Restated Lease, LESSEE shall surrender the Attraction Property to LESSOR.  Prior to surrender of all or any part of the Attraction Property a representative of the DSL shall perform an on-site inspection and the keys to any building on the Attraction Property shall be turned over to DSL.

20.                   BEST MANAGEMENT PRACTICES:   LESSEE shall implement applicable Best Management Practices for all activities conducted under this Amended and Restated Lease in compliance with paragraph 18-2.018(2)(h), Florida Administrative Code, which have been selected, developed, or approved by LESSOR, LESSEE or other land managing agencies for the protection and enhancement of the Attraction Property.

21.                   PROHIBITIONS AGAINST LIENS OR OTHER ENCUMBRANCES:   LESSOR holds fee title to the Attraction Property. LESSEE shall not do or permit anything to be done which purports to create a lien or encumbrance of any nature against the real property contained in the Attraction Property including, but not limited to, mortgages (other than leasehold mortgages)  or construction liens against the Attraction Property or against any interest of LESSOR therein.

22.                   PARTIAL INVALIDITY:   If any term, covenant, condition or provision of this Amended and Restated Lease shall be ruled by a court of competent jurisdiction, to be invalid, void, or unenforceable, the remainder shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

23.                   ARCHAEOLOGICAL AND HISTORIC SITES:   Execution of this Amended and Restated Lease in no way affects any of the parties' obligations pursuant to Chapter 267, Florida Statutes.   The collection of artifacts or the disturbance of archaeological and historic sites on state-owned lands is prohibited unless prior authorization has been obtained from the Department of State, Division of Historical Resources.

24.                   DUPLICATE ORIGINALS:   This Amended and Restated Lease is executed in duplicate originals each of which shall be considered an original for all purposes.

25.                   COMPLIANCE WITH LAWS:   LESSEE agrees, in connection with its operation of the Attraction Business, to obtain all applicable required permits and comply will all applicable permits, regulations, ordinances, rules, and laws of the State of Florida or the United States or of any political subdivision or agency of either applicable thereto.

26.                   SECTION CAPTIONS:   Articles, subsections, and other captions contained in this Amended and Restated Lease are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Amended and Restated Lease or any provisions thereof.

27.                   SUBMERGED LANDS:   LESSOR hereby grants to LESSEE the right to use all existing structures which preempt those sovereignty submerged lands which are included within the legal description of the Attraction Property for the maintenance and repair of docks or similar facilities for use in connection with the operation of LESSEE’S Attraction Business on the Attraction Property, provided the same does not endanger the water quality of the spring, and further provided that the same shall be removed at LESSEE’S expense, prior to termination of the LESSEE’S possession of the Attraction Property pursuant to this Amended and Restated Lease.

28.                   ASSIGNMENT:   LESSEE shall not have the right to assign this Amended and Restated Lease, without the prior written consent of LESSOR, not to be unreasonably withheld, conditioned or delayed. LESSEE shall have the right to mortgage or grant a security interest in its leasehold estate and interest hereunder, without the consent of LESSOR.

29.                   MEMORANDUM:   A memorandum of this Amended and Restated Lease in the form attached hereto as Exhibit “E” shall be executed by the parties at the time of execution of this Amended and Restated Lease, and shall be recorded at LESSEE’S expense in the public records of Marion County, Florida.

30.                   ATTORNEYS’ FEES:   In connection with any dispute arising out of this Lease, including without limitation litigation and appeals, LESSOR shall be entitled to recover its reasonable attorneys’ fees and costs, if LESSOR is the prevailing party.

31.                   VENUE PRIVELEGES:   LESSOR and LESSEE agree that LESSOR has venue privileges as to any litigation arising from matters relating to this Amended and Restated Lease.  Any such litigation between LESSOR and LESSEE shall be initiated and maintained only in Leon County, Florida.

32.                   RIGHT OF AUDIT:   LESSEE shall make available to LESSOR all financial and other records relating to this Amended and Restated Lease, and LESSOR shall have the right to either audit such records at any reasonable time or require the submittal of an annual independent, detailed, financial audit, performed by a certified pubic accountant according to generally accepted accounting principles and auditing standards verifying all financial records pertaining to this Amended and Restated Lease, during the term of this Amended and Restated Lease.  This right shall be continuous until this Amended and Restated Lease expires or is terminated. This Amended and Restated Lease may be terminated by LESSOR should LESSEE fail to allow public access to all documents, papers, letters or other materials made or received in conjunction with this Amended and Restated Lease, pursuant to the provisions of Chapter 119, Florida Statutes. In addition, LESSEE shall be required to maintain and allow public access to all such documents, papers, letters or other materials made or received in conjunction with this Amended and

Restated Lease for a period of three years after the expiration or termination of this Amended and Restated Lease.

33.                   CONDITIONS AND COVENANTS:   All of the provisions of this Amended and Restated Lease shall be deemed covenants running with the land included in the Attraction Property, and construed to be “conditions” as well as “covenants” as though the words specifically expressing or imparting covenants and condition were used in each separate provision.

34.                   PARTIAL INVALIDITY:   If any term, covenant, condition or provision of this Amended and Restated Lease shall be ruled by a court of competent jurisdiction, to be invalid, void, or unenforceable, the remainder shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

35.                   SALES TAX:   LESSEE shall be responsible for the payment of all required sales tax calculated on the rental payments of this Amended and Restated Lease as required by Section 212.031, Florida Statutes and shall submit such sales tax in addition to and along with the Lease Fee required by paragraph 4. of this Amended and Restated Lease, unless LESSEE provides written documentation verifying that the Department of Revenue has authorized LESSEE to pay the required sales tax by direct payment to the Department of Revenue or that the Department of Revenue has issued LESSEE an exemption for such sales tax payments.

36.                   CONVICTION OF FELONY:  If LESSEE or any principal thereof is convicted of a felony during the term of this Amended and Restated Lease, such conviction shall constitute, at the option of LESSOR, grounds for termination of this Amended and Restated Lease.

37.                   ENTIRE UNDERSTANDING:  This Amended and Restated Lease sets forth the entire understanding between the parties and shall only be amended by a written amendment executed by LESSOR and LESSEE.

38.                   GOVERNING LAW:  This Amended and Restated Lease shall be governed by and interpreted according to the laws of the State of Florida.

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Lease to be executed by their duly authorized officers or agents on the day and year first above written.

Signed, sealed and delivered

In the presence of:

BOARD OF TRUSTEES OF THE
/s/ Tracy Peters	INTERNAL IMPROVEMENT TRUST
Original Signature of Witness	FUND OF THE STATE OF FLORIDA

/s/ Tracy Peters	By:	/s/ Eva Armstrong
Print/Type Name of Witness		Eva Armstrong, Director,
Division of State Lands,
/s/ Richard L. Malloy		Department of Environmental
Original Signature of Witness		Protection, as agent for
and on behalf of the Board
/s/ Richard L. Malloy		of Trustees of the Internal
Print/Type Name of Witness		Improvement Trust Fund of
the State of Florida

Approved as the Form

And Legality

By:	/s/ [ILLEGIBLE]
DEP Attorney

Signed, sealed and delivered	SMARTPARKS – SILVER SPRINGS,
in the presence of:	INC., a Delaware corporation

/s/ Monica Gonzalez
Original Signature of Witness	By:	/s/ Lloyd Butterfield
Lloyd Butterfield
/s/ Monica Gonzalez		Vice President
Print/Type Name of Witness
/s/ Lloyd Butterfield
/s/ Donna Moller		Printed/Type Name
Original Signature of Witness

/s/ Donna Moller
Print/Type Name of Witness		(Corporate Seal)

“LESSEE”

STATE OF FLORIDA
COUNTY OF LEON

The foregoing instrument was acknowledged before me this 7th day of January, 2005 by Eva Armstrong, as Director, Division of State Lands, Department of Environmental Protection, as agent for and on behalf of the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida. She is personally known to me.

/s/ Avis G. Lockett
Notary Public, State of Florida

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California	)
	)	ss.
County of Orange	)

On Nov. 22, 2004, before me, Marla L. Dasch, Notary Public personally appeared Lloyd Butterfield, Vice President of Smartparks-Silver Springs, Inc, a Delaware corporation, on behalf of the corporation

☒ personally known to me
☐ proved to me on the basis of satisfactory evidence

[SEAL]

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

/s/ Marla L. Dasch
Place Notary Seal Above	Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: Board of Trustees of the Internal Improvement Trust Fund of the State of Florida Amended & Restated Lease

Document Date:                                                          Number of Pages: 30 (page 13)

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer
Signer’s Name: Lloyd Butterfield	RIGHT THUMBPRINT OF SIGNER
☐ Individual
☒ Corporate Officer — Title(s): Vice President	Top of thumb here
☐ Partner — ☐ Limited ☐ General
☐ Attorney in Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other:

Signer is Representing: Smartparks - Silver Springs, Inc.

© 1997 National Notary Association - 8350 De Soto Ave., P.O. Box 2402 - [ILLEGIBLE], CA 91313-2402     Prod. No. 5907     Reorder: Call Toll-Free 1-800-875-6827

EXHIBIT “A”

Commence at the Southwest corner of the Southwest 1/4 of Section 6, Township 15 South, Range 23 East, Marion County, Florida; thence North 00°07’50” East along the West boundary of said Southwest 1/4, 1274.29 feet to a point on a line that is parallel with and 50.00 feet South, as measured at right angles, from the South boundary of the North 1/2 of the South 1/2 of said Section 6, said point also being the Point of Beginning; thence South 89°55’23” East along said line 2666.35 feet; thence departing said line South 89°01’15” East, 637.37 feet; thence North 18°54’57” West, 25.95 feet; thence North 06°29’54” East, 207.15 feet; thence North 02°01’31” West, 355.62 feet; thence North 34°20’24” East, 126.14 feet; thence South 86°37’16” East, 378.02 feet; thence North 85°38’14” East, 160.77 feet; thence North 13°04’24” East, 176.46 feet; thence North 47°27’50” East, 63.73 feet; thence North 47°36’54” East, 117.31 feet; thence North 28°40’17” East, 178.49 feet; thence North 25°47’33” West, 1421.40 feet; thence North 33°35’01” East, 50.59 feet; thence North 24°18’31” East, 101.12 feet; thence North 13°58’51” West, 40.43 feet, thence North 80°49’17” West, 55.69 feet; thence North 67°42’57” West, 22.58 feet; thence North 30°33’06” East, 46.26 feet to a point on the South right of way line of State Road No. 40 (200 feet wide), thence South 83°30’01” West, 1276.17 feet to the point of curvature of a tangent curve concave Southeasterly and having as its elements a central angle of 29°25’16” and a radius of 913.02 feet; thence Southwesterly along the arc of said curve and said right of way line 468.83 feet to the point of reverse curvature of a curve concave Northwesterly and having as its elements a central angle of 12°13’48” and a radius of 918.99 feet; thence Southwesterly along the arc of said curve and said right of way line 196.16 feet; thence departing said curve continue along said right of way line North 23°40’42” West, 66.97 feet to a point of curvature of a non–tangent curve concave Northwesterly and having as its elements a central angle of 25°03’58” and a radius of 852.02 feet; thence Westerly along the arc of said curve and said right of way line 372.75 feet (chord bearing and distance of South 78°45’52” West, 369.78 feet) to a point of tangency; thence continue along said right of way line North 88°42’43” West, 182.88 feet to the point of curvature of a tangent curve concave Northerly and having as its elements a central angle of 04°51’22” and a radius of 1950.07 feet; thence Westerly along the arc of said curve and said right of way line 165.28 feet to the point of tangency; thence continue along said right of way line North 88°40’16” West, 1428.32 feet to the point of curvature of a tangent curve concave Southeasterly and having as its elements a central angle of 43°42’29” and a radius of 914.67 feet; thence Southwesterly along the arc of said curve and said right of way line 697.75 feet, thence departing said curve and said right of way line South 89°57’08” East, 122.39 feet; thence South 00°05’35” West, 103.11 feet; thence South 89°50’13” West, 143.70 feet; thence South 49°22’36” West, 3.67 feet; thence North 51°25’38” West, 57.49 feet to a point on the Southeasterly right of way line of aforementioned State Road No. 40, said point also being on a non–tangent curve concave Southeasterly and having as its elements a central angle of 04°11’11” and a radius of 914.67 feet; thence Southwesterly along the arc of said curve and said right of way line 66.83 feet (chord bearing and distance of South 39°25’31” West, 66.82 feet) to the point of tangency thereof; thence continue along said right of way line South 37°15’26” West, 93.32 feet to the intersection with the East right of way line of County Road No. 35 (80 feet Wide); thence South 00°11’38” East along said East right of way line 1764.83 feet to the intersection with the North boundary of the South 1/2 of the Southeast 1/4 of Section 1, Township 15 South, Range 22

East; thence continue along said right of way line and said North boundary North 89°38’19” East, 10.00 feet; thence departing said North boundary, continue along said right of way line South 00°04’06” West, 50.00 feet to a point on a line that is parallel with and 50.00 feet South, as measured at right angles, from said North boundary of the South 1/2 of the Southeast 1/4 of said Section 1; thence departing said right of way line and along said parallel line North 89°38’19” East, 1262.89 feet to the Point of Beginning.

LESS AND EXCEPT THE FOLLOWING:

Commence at the intersection of the Easterly right-of-way line of County Road No. 35 with the Southerly right-of-way line of State Road No. 40; thence North 37°26’20” East along said Southerly right-of-way line, 93.40 feet to the point of curvature of a curve concave Southeasterly, having a total central angle of 14°05’53” and a radius of 914.67 feet; thence Northeasterly along the arc of said curve and along said Southerly right-of-way line, through a central angle of 10°21’48”, a distance of 165.44 feet to the Point of Beginning; thence continue Northeasterly along said Southerly right-of-way line, and said curve, through a central angle of 3°44’05”, a distance of 59.62 feet; thence departing said curve and said Southerly right-of-way line, South 44°12’15” East, 54.03 feet; thence North 89°57’08” West, 83.05 feet to the Point of Beginning.

EXHIBIT “B”

BUILDINGS AND IMPROVEMENTS TO REMAIN ON ATTRACTION PROPERTY

Building 1:	Antique car exhibit building and personnel building, two stories (20,222 s.f.)

Building 2:	Antique car exhibit buildings (2 buildings, single story, wood frame (2,326 s.f.)

Building 3:	Sewage lift station, one story frame building sewage lift pumps and electrical service

Storage Building:	Small, masonry wall and wood framed storage building located along walk to safari area (190 s.f.)

Building 5:	Pearl Pavilion (250 s.f.)

Building 6:

Wood framed, covered rest areas on ease side of main springs (4 structures), brick walls, wood decking, decorative handrails, bulkhead at springs, post lamps, paddle fans and electrical work (3,690 s.f. wood decking, 1,232 s.f. shed roof, 360 l.f. brick wall, 13 lamp posts)

Building 7:	Store and concrete bulkhead at perimeter at main springs, east side (340 l.f.)

Building 8:	Covered structure at glass bottom boat docking and loading area including all related work and bulkhead (9,308 s.f.)

Building 9:	Retail shops, restaurants and public rest room facilities. Includes walk-in coolers and built-in kitchen exhaust hoods and fans. Excludes kitchen equipment (26,673 s.f.)

Building 9A:	Administrative offices on second floor above Building 9 (5,502 s.f.)

Building 10:	The Pavilion, retail shop (2,000 s.f.)

Small dock in front of Building 10 (15’ x 15’)

Building 11:	Main entrance booths and gates (3 structures, 2,355 s.f.)

Building 12:	Main entrance ticket sales building (2,394 s.f.)

Building 13:	Operations and marketing office building (3,882 s.f.)

Building 14:	Wood framed, covered seating at entrance to Silver Springs (2 each, 475 s.f.)

Water fountain at entrance walk to Silver Springs ticket area (575 s.f.)

Wood framed pedestrian bridge and ornamental handrails at entrance walk to Silver Springs ticket area (29’ x 155’)

Building 15:	Beer bar, open wood framed roof structure with bar around perimeter, Cypress Point (1.32 s.f.)

Building 16:	Snake display area and related amenities, wood framed structure, Cypress Point (2,575 s.f.)

Building 17:	Display building (Rattle Snake Theater, 720 s.f.)

Buildings
18, 19 and 20:	Reptile show amphitheater, including public address system and closed circuit TV system (7830 s.f.)

Building 21:	Small building for office and storage for reptile show amphitheater personnel (739 s.f.)

Building 22:	Billy Bowlegs Café. Includes walk-in cooler. Excludes kitchen equipment and furnishings (2,592 s.f.)

Building 23:	Public rest rooms, Cypress Point, includes sewage lift pumps (806 s.f.)

Building 24:	Cypress Point Ice Cream Sales (144 s.f.)

Building 25:	Cypress Point Gift Shop (2,426)

Building 26:	Sign structures at entrance to Jungle Cruise area

Building 27:	Exotic bird shelters (3 each, 1,521 s.f.)

Building 28:	Jungle Cruise boat dock and small office structure (1,875 s.f.)

Building 31:	Restroom building at Safari area (813 s.f.)

Building 32:	Gift shop and covered Jeep Safari entrance areas (5,498 s.f.)

Building
32B:	Small gazebo located on walkway from Jeep Safari to giraffe area (12’ x 12’)

Building 33:	Sea Hunt Cabin (448 s.f.)

Safari Jeep
Storage
Building:	Metal Building, open on both ends (3,600 s.f.)

Building 35:	Giraffe barn in safari area (650 s.f.)

Building 37:	Warehouse and offices at maintenance area (7,053 s.f.)

Building 38:	Maintenance warehouse and offices (6,940 s.f.)

Small utility building located north of Building 40 (10.5’ x 14.5’)

Building 39:	Paint shop (2,480 s.f.)

Building 40:	Equipment storage barn (1,713 s.f.)

Building 41:	Pump house, well #6, pump and storage tank (pump house, 120 s.f.)

Building 42:	Jungle Cruise boat marina, dry dock and boat hoist (28,535 s.f.)

Building 44:	Wildlife area food storage and food preparation building including walk-in cooler (1,880 s.f.)

New pole barn on north aide of Building 43.

Building 47:	Small metal storage building (410 s.f.)

Building 48:	Pole barn for hay storage (2,880 s.f.)

Building 50:	Giraffe Barn (1,152 s.f.)

Pizza building

Twin Oaks Mansion

World of Bears

Kids Ahoy Play area

Branson Theater Bird show

Parking lot toll booth (2)

panther Prowl exhibit

Big gator lagoon

Wild Waters:	Concrete walk (55,873 s.f.)
Kool deck over concrete (6,700 s.f.)
Picnic area concrete pads (5,340 s.f.)
Wood posts with light fixtures (8 each)
Wood decking in Kiddie Pool area (1,133 s.f.)
Outdoor carpet (1,236 s.y.)
Flagpoles (34 each)
Wood fencing (2,915 l.f.)
Chain link fencing and gates and lamp posts
(4,009 l.f. - fencing, 28 - lamp posts)
Asphalt paving (behind wave pool to Silver Springs
Boulevard, 5,000 s.f.)
Concrete walk behind wave pool (4,318 s.f.)
Brick wall in front of Pizza Palace (154 l.f.)
Sewage lift station and force main
Aluminum barbecue screened area (160 s.f.)
Chlorine building (72 s.f.)
Brick planter near Game Room (35 l.f.)
Water distribution piping from well to each building
Cool Kids cove
Twin Twister water slide
Twin Twister rest rooms
Tornado water slide

Building 51:	Ticket booth (400 s.f.), Entrance trellis (2,250 s.f.)

Building 52:	Shelters at entrance (2 each, 200 s.f.)

Building 53:	Entry and exit booth (240 s.f.)

Building 54:	Shelters at each side of entry and exit booth (2 each, 336 s.f.)

Building 55:	Wild Pit Bar-B-Q (1,444 s.f.)

Building 56:	Hurricane flume and catch pool

Building 57:	Bath house, restrooms, game room, gift shop, raft rental (3,663 s.f.)

Building 57A:	Pizza Palace (385 s.f.)

Building 58:	Surf’s Up Café (1,428 s.f.)

Building 59	Covered Pavilion next to Surfs Up Café (1,900 s.f.)

Building 60:	Ice Cream snack bar (450 s.f.)

Building 61:	Restroom building (576 s.f.)

Building 62:	Wave pool building (2,464 s.f.) Wave pool and filter system Pneumatic wave pool equipment and control system

Building 63:	Employee lounge and walk-in freezer (526 s.f.)

Building 64:	Storage shed (278 s.f.)

Building 65:	The Bonanza pool and slide

Building 66:	The Silver Bullet flumes and pool

Basketball court - (1,250 s.f.)

Suspended concrete decking and fencing on east side of wave pool (3,312 s.f.)

Lockers and shed roof (170 s.f.) includes lockers

Pool equipment building (adjacent to basketball court, 240 s.f.)

Pump building for flumes and water wheel (400 s.f.)

EXHIBIT “C”

NEW IMPROVEMENTS AREA

Commence at the Southwest corner of the Southwest 1/4 of Section 6, Township 15 South, Range 23 East, Marion County, Florida; thence North 00°07’50” East along the West boundary of said Southwest 1/4, 1274.29 feet to a point on a line that is parallel with and 50.00 feet South, as measured at right angles, from the South boundary of the North 1/2 of the South 1/2 of said Section 6, said point also being the point of beginning; thence South 89°55’23” East along said line 2666.35 feet; thence departing said line South 89°01’15” East, 637.37 feet; thence North 18°54’57” West, 25.95 feet, thence North 06°29’54” East, 207.15 feet; thence North 02°01’31” West, 355.62 feet; thence North 34°20’24” East, 126.14 feet; thence South 86°37’16” East, 378.02 feet, thence North 83°38’14” East, 160.77 feet; thence North 13°04’24” East, 176.46 feet; thence North 47°27’50” East, 63.73 feet; thence North 47°36’54” East, 117.31 feet; thence North 28°40’17” East, 178.49 feet, thence South 76°23’11” West, 190.18 feet; thence North 36°37’44” West, 123.62 feet, thence North 13°55’16” West, 56.54 feet; thence South 42°58’44” West, 162.93 feet, thence South 75°19’08” West, 66.38 feet; thence North 89°11’08” West, 117.25 feet; thence South 61°09’14” West, 126.16 feet; thence South 41°25’21” West, 119.20 feet; thence South 64°02’40” West, 63.43 feet; thence South 54°14’15” West, 136.55 feet; thence North 48°28’46” West, 103.63 feet; thence South 87°36’19” West, 336.76 feet; thence South 80°59’30” West, 144.76 feet; thence North 58°42’00 West, 148.29 feet; thence North 55°05’09” West, 265.89 feet; thence South 87°14’31” West, 153.64 feet; thence South 57°45’54” West, 219.51 feet; thence North 85°07’44” West, 139.99 feet; thence North 50°10’58” West, 261.51 feet; thence North 53°16’56” West, 111.02 feet; thence North 81°34’08” West, 68.34 feet; thence South 54°44’41” West, 172.61 feet; thence South 55°49’18” West, 86.42 feet; thence South 22°30’31” West, 121.89 feet; thence South 49°12’21” West, 225.33 feet; thence South 68°20’12” West, 217.91 feet; thence North 86°21’38” West, 110.12 feet; thence South 66°20’29” West, 282.60 feet; thence South 69°10’31” West, 103.57 feet; thence South 05°34’19” East, 60.94 feet; thence South 27°03’43” West, 77.33 feet; thence South 19°14’07” West, 72.31 feet; thence South 09°39’24” East, 52.34 feet; thence South 44°19’12” West, 27.89 feet; thence North 75°52’11” West, 102.58 feet; thence North 34°47’44” East, 98.34 feet; thence South 76°03’52” West, 50.34 feet; thence South 44°15’07” West, 94.48 feet; thence South 18°34’47” West, 43.38 feet; thence North 62°07’04” West, 47.24 feet; thence South 86°29’13” West, 397.30 feet; thence South 81°58’17” West, 23.19 feet, thence South 65°25’12” West, 7.75 feet; thence South 84°09’45” West, 24.44 feet; thence North 42°09’39” West, 8.63 feet; thence North 03°16’33” West, 29.85 feet; thence North 37°11’00” West, 8.03 feet; thence

North 03°52’29” East, 291.64 feet; thence South 42°20’25” West, 118.37 feet; thence North 55°06’04” West, 66.94 feet; thence North 38°29’28” East, 465.07 feet; thence North 63°37’18” East, 112.01 feet; thence North 20°43’01” East, 157.69 feet; thence North 24°32’53” East, 66.44 feet; thence North 47°50’31” East, 95.36 feet; thence North 39°26’12” East, 81.66 feet; thence North 68°46’10” West, 56.12 feet; thence North 63°51’20” West, 53.19 feet, thence North 26°27’17” East, 105.93 feet; thence North 14°20’52” East, 50.47 feet; thence North 26°48’44” East, 73.36 feet; thence North 39°40’18” East, 64.19 feet; thence South 75°54’30” East, 4.81 feet; thence North 43°52’24” East, 15.54 feet; thence North 81°49’29” East, 24.45 feet; thence North 77°18’51” East, 41.03 feet; thence South 78°59’07” East, 41.44 feet; thence South 59°39’40” East, 39.34 feet; thence South 35°36’34” East, 39.18 feet; thence South 12°05’56” West, 49.46 feet; thence South 13°30’42” West, 75.64 feet; thence South 39°20’17” East, 76.95 feet; thence South 48°10’20” East, 138.64 feet; thence South 69°12’30” East, 39.76 feet; thence South 88°27’55” East, 27.07 feet; thence North 80°04’49” East, 159.98 feet; thence North 66°46’41” East, 66.45 feet; thence North 67°16’04” East, 365.99 feet; thence North 47°57’27” East, 106.78 feet; thence South 80°21’54” East, 82.10 feet; thence South 43°20’53” East, 36.16 feet; thence South 81°05’55” East, 52.26 feet; thence North 00°55’42” West, 87.08 feet; thence North 53°37’32” East, 73.19 feet; thence South 70°51’54” East, 47.48 feet; thence South 35°02’32” East, 52.49 feet; thence South 06°11’38” East, 64.96 feet; thence North 58°39’46” East, 78.47 feet; thence North 26°22’15” East, 68.69 feet; thence North 18°23’16” West, 78.61 feet; thence North 49°30’19” East, 168.98 feet; thence North 11°58’14” East, 160.83 feet; thence North 08°04’27” East, 138.40 feet; thence North 03°06’33” West, 122.31 feet to a point on the South right of way line of State Road No. 40 (200 feet wide), said point being on a non-tangent curve concave Southeasterly and having as its elements a central angle of 2°55’51” and a radius of 918.99 feet; thence Southwesterly along the arc of said curve and said right of way line 47.01 feet (chord bearing and distance of South 64°50’37” West, 47.00 feet), thence departing said curve continue along said right of way line North 23°40’42” West, 66.97 feet to a point of curvature of a non-tangent curve concave Northwesterly and having as its elements a central angle of 25°03’58” and a radius of 852.00 feet; thence Westerly along the arc of said curve and said right of way line 372.75 feet (chord bearing and distance of South 78°45’52” West, 369.78 feet) to a point of tangency; thence continue along said right of way line North 88°42’43” West, 182.88 feet to the point of curvature of a tangent curve concave Northerly and having as its elements a central angle of 04°51’22” and a radius of 1950.07 feet; thence Westerly along the arc of said curve and said right of way line 165.28 feet to the point of tangency; thence continue along said right of way line North 88°40’16” West, 1428.32 feet to the point of curvature of a tangent curve concave Southeasterly and having as its elements a central angle of 43°42’29” and a radius of 914.67 feet; thence Southwesterly along the arc of said curve and said right of way line 697.75 feet; thence departing said curve and said right of way line South 89°57’08” East, 122.39 feet; thence South 00°05’36” West, 103.11 feet; thence South 89°50’13” West, 143.70 feet; thence South 49°22’36” West, 3.67 feet; thence North 51°25’38” West, 57.49 feet to a point on the southeasterly right of way line of aforementioned State Road No. 40, said point also being on a non-tangent curve concave Southeasterly and having as its elements a central angle of 04°11’11” and a radius of 914.67 feet; thence Southwesterly along the arc of said curve and said right of way line 66.83 feet (chord bearing and distance of South 39’25’31” West, 66.82 feet) to the point of tangency thereof; thence continue along said right of way line South 37°15’26” West, 93.32 feet to the intersection with the West right of way line of County Road No. 35 (80 feet wide); thence South 00°11’38” East along said West right of way line 1764.83 feet to the intersection with the South boundary of the North 1/2 of the South 1/2 of the Southwest 1/4 of Section 1, Township 15 south, Range 22 East; thence continue along said right of way line and said South boundary North 89°38’19” East, 10.00 feet; thence departing said South boundary, continue along said right of way line South 00°04’06” West, 50.00 feet to a point on a line that is parallel with and 50.00 feet South, as measured at right angles, from said South boundary of the North 1/2 of the South 12 of said section 7, thence departing said right of way line and along said parallel line North 89°38’19” East, 1262.89 feet to the point of beginning.

EXHIBIT “D”

FACILITIES REPAIR LIST

1.	Replace the Roof on the Main Building Including Administration

2.	Replace the Wood Trim & Paint Human Resource (MR) &

Administration Buildings

3.	Replace the Roof at the Glass Bottom Boat Dock

4.	Replace 9 A/C’s on Main Building

5.	Resurface the Guest Parking Lot

6.	Renovate the Main Restroom

7.	Paint the Front Entrance, Main Mall & HR Building

8.	Replace the Walk In Cooler & Freezer in the Food Warehouse

9.	Replace the Roof on Operations Building Including Guest Restrooms

10.	Replace the A/C’s at 5 of the Gift Shops on Main Building

11.	Replace the Roof at Fort King River Ride Dock

12.	Replace the Roof on Billy Bowlegs Food Building

13.	Repair & Replace Concrete Walkways in Guest Areas

14.	Repair the Sea Wall along the Main Spring & Glass Bottom Boat Dock

15.	Renovate the Island Restroom

16.	Replace the Floor in the HR/Meeting Hall Building

17.	Main Building General Wood Repairs

18.	Replace the Bridge Deck going to Island (Capybara Pen to WC Ray)

19.	Replace the Electrical Panel in the Switch Gear Mechanical Room

20.	Replace the Roof of Theater 2 on the Island

21.	Replace the Roof of Theater 3 on the Island

22.	Renovate Guest Restroom at DooLittles

23.	Repair & Retexture the Interior Ceiling of Main Mall Area

24.	Replace the Roof on the Catering Building

25.	Replace the A/C Unit for Museum & HR

26.	Renovate the Guest Restrooms in the Operations Building

27.	Wood Repairs at the Lost River & Fort King Boat Docks

28.	Replace the A/C Unit in the Pizza Building

29.	Replace the 5 Electrical Panels in Main Mall Building

30.	Replace the Damaged Lighting along Guest Walkways

31.	Replace the Wood Siding on the HR/Meeting Hall Building

32.	Replace the Interior Ceilings in the Operations Buildings

33.	Replace 2 Electrical Panels in Downstairs Administration Building

34.	Replace the Carpeting in the Operations Building

35.	Replace the Main Lift Station Pumps

36.	Replace the Maintenance Lift Station Pump

37.	Replace the Electrical Panel in the Native American Building

38.	Replace the A/C Unit at Cypress Market Gift Shop

39.	Repair the Lighting in the HR Building

40.	Replace the Walk In Cooler Inside Springside Café

41.	Replace the Island Lift Station Pump

42.	Repair the Interior Walls & Ceilings in HR/Meeting Hall Building

43.	Replace the Carpeting in the Cypress Market Gift Shop

44.	Repair the Roof of Theater 1 on the Island

45.	Repair the Concrete Void at the Glass Bottom Boat Dock

46.	Wood Structure Repair of the Pavilion Gift Shop & Historical Showcase

47.	Replace the Skylights along the Main Walkway

48.	Interior Wall Repairs to the HR/Meeting Hall Building

49.	Replace the Sewer Plant Lift Station Pump

50.	Replace the Electrical Panel in the HR Mechanical Room

51.	Paint the Operations Building

52.	Structure Repairs for Billy Bowlegs Food Building

53.	Replace Electrical Panel at the Fort King Waterway Ride

54.	Replace Electrical Panel Behind Guest Service Building

55.	Replace Electrical Panel at Springside Café

56.	Wood Structure Repair of Cypress Market Gift Shop

57.	Replace Electrical Panel at Lost River Break room

56.	Replace the Upper Rail at the Glass Bottom Boat Dock

EXHIBIT “E”

MEMORANDUM OF AMENDED AND RESTATED LEASE

Lease Number 4022A

This MEMORANDUM OF AMENDED AND RESTATED LEASE is made this       day of             , 200   , between the BOARD OF TRUSTEES OF THE INTERNAL IMPROVEMENT TRUST FUND OF THE STATE OF FLORIDA, pursuant to its authority set forth in Section 253.03, Florida Statutes, whose address is Florida Department of Environmental Protection, Division of State Lands, 3900 Commonwealth Blvd., Mail Station 130, Tallahassee, Florida 32399-3000, hereinafter referred to as “LESSOR,” and SMARTPARTS - SILVER SPRINGS, INC., a Delaware corporation, whose address is 4590 Macarthur Blvd., Suite 400, Newport Beach, California, 92660, and its successors and assigns, hereinafter referred to as “LESSEE,” as a Memorandum of that certain Amended and Restated Lease, dated of even date herewith.

1.             PREMISES: The premises that are subject to the Amended and Restated Lease are the lands that are more particularly described on Exhibit “A” attached hereto together with the improvements thereon (the “Attraction Property”).

2.             TERM:  The term of the Amended and Restated Lease shall become effective upon LESSOR’S and LESSEE’S execution of the Amended and Restated Lease, and continue until 12:00 midnight on December 31, 2029, unless sooner terminated pursuant to the terms of the Amended and Restated Lease, during which time, LESSEE shall have the exclusive right of possession, use and quiet enjoyment of the Attraction Property.

3.             MODIFICATIONS:  The sole purpose of this Memorandum of Amended and Restated Lease is to give public notice of the Amended and Restated Lease, and none of the terms or conditions of the Amended and Restated Lease are modified hereby, nor shall this instrument be deemed to vary in any respect whatsoever, the terms, provisions, covenants, covenants, conditions and limitations of the Amended and Restated Lease. A true copy of the Amended and Restated Lease may be inspected at the offices of the Bureau of Public Land Administration, Division of State Lands, State of Florida Department of Environmental Protection, 3900 Commonwealth Blvd., Room 370G, Tallahassee, Florida, 32399-3000.

4.             EXISTING MEMORANDUM OF LEASE:  This Memorandum of Amended and Restated Lease replaces and supersedes in its entirety the Memorandum of Lease that is dated December 16, 1993 and recorded in Official Records Book 1988, Page 0231, Public Records of Marion County, Florida.

IN WITNESS WHEREOF, the undersigned have caused this Memorandum of Amended and Restated Lease to be executed by their duly authorized officers or agents on the day and year first above written.

Signed, sealed and delivered
in the presence of:
BOARD OF TRUSTEES OF
THE INTERNAL IMPROVEMENT TRUST
Original Signature of Witness	FUND OF THE STATE OF FLORIDA

By:
Print/Type Name of Witness	Eva Armstrong, Director,
Division of State Lands,
Department of Environmental
Original Signature of Witness	Protection, as agent for
and on behalf of the Board
of Trustees of the Internal
Print/Type Name of Witness	Improvement Trust Fund of
the State of Florida

Approved as to Form
And Legality

By:
DEP Attorney

Signed, sealed and delivered	SMARTPARKS – SILVER SPRINGS,
in the presence of:	INC., a Delaware corporation

By:
Original Signature of Witness	Lloyd Butterfield
Vice President

Print/Type Name of Witness	Printed/Typed Name

Original Signature of Witness

Print/Type Name of Witness	(Corporate Seal)

“LESSEE”

STATE OF FLORIDA
COUNTY OF LEON

The foregoing instrument was acknowledged before me this                day of                  , 200    by Eva Armstrong, as Director, Division of State Lands, Department of Environmental Protection, as agent for and on behalf of the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida.  She is personally known to me.

Notary Public, State of Florida

Printed, Typed or Stamped Name

My Commission Expires:

Commission Number:

STATE OF
COUNTY OF

The foregoing instrument was acknowledged before me this                     day of                    , 200    by                   , as Vice President of SMARTPARKS – SILVER SPRINGS, INC., a Delaware corporation, on behalf of the corporation.  He/she is personally known to me or has produced a valid driver’s license as identification.

Notary Public, State of Florida

Printed, Typed or Stamped Name

My Commission Expires:

Commission Number:

EXHIBIT “A”

Commence at the Southwest corner of the Southwest 1/4 of Section 6, Township 15 South, Range 23 East, Marion County, Florida; thence North 00°07’50” East along the West boundary of said Southwest 1/4, 1274.29 feet to a point on a line that is parallel with and 50.00 feet South, as measured at right angles, from the South boundary of the North 1/2 of the South 1/2 of said Section 6, said point also being the point of Beginning; thence South 89°55’23” East along said line 2666.35 feet; thence departing said line South 89°01’15” East, 631.37 feet; thence North 18°54’57” West, 25.95 feet; thence North 06°29’54” East, 207.15 feet; thence North 02°01’31” West, 355.62 feet; thence North 34°20’24” East, 126.14 feet; thence South 86°37’16” East, 378.02 feet; thence North 85°38’14” East, 160.77 feet, thence North 13°04’24” East, 176.46 feet; thence North 47°27’50” East, 63.73 feet; thence North 47°36’54” East, 117.31 feet; thence North 28°40’17” East, 178.49 feet; thence North 25°47’33” West, 1421.40 feet; thence North 33°35’01” East, 50.59 feet; thence North 24°18’31” East, 101.12 feet; thence North 13°58’51” West, 40.43 feet, thence North 80°49’17” West, 55.69 feet; thence North 67°42’57” West, 22.58 feet; thence North 30°33’06” East, 46.26 feet to a point on the South right of way line of State Road No. 40 (200 feet wide), thence South 83°30’01” West, 1276.17 feet to the point of curvature of a tangent curve concave Southeasterly and having as its elements a central angle of 29°25’16” and a radius of 913.02 feet; thence Southwesterly along the arc of said curve and said right of way line 468.83 feet to the point of reverse curvature of a curve concave Northwesterly and having as its elements a central angle of 12°13’48” and a radius of 918.99 feet; thence Southwesterly along the arc of said curve and said right of way line 196.16 feet; thence departing said curve continue along said right of way line North 23°40’42” West, 66.97 feet to a point of curvature of a non-tangent curve concave Northwesterly and having as its elements a central angle of 25°03’58” and a radius of 852.02 feet; thence Westerly along the arc of said curve and said right of way line 372.75 feet (chord bearing and distance of South 78°45’52” West, 369.78 feet) to a point of tangency; thence continue along said right of way line North 88°42’43” West, 182.88 feet to the point of curvature of a tangent curve concave Northerly and having as its elements a central angle of 04°51’22” and a radius of 1950.07 feet; thence Westerly along the arc of said curve and said right of way line 165.28 feet to the point of tangency; thence continue along said right of way line North 88°40’16” West, 1428.32 feet to the point of curvature of a tangent curve concave Southeasterly and having as its elements a central angle of 43°42’29” and a radius of 914.67 feet; thence Southwesterly along the arc of said curve and said right of way line 697.75 feet, thence departing said curve and said right of way line South 89°57’08” East, 122.39 feet; thence South 00°05’35” West, 103.11 feet; thence South 89°50’13” West, 143.70 feet; thence South 49°22’36” West, 3.67 feet; thence North 51°25’38” West, 57.49 feet to a point on the Southeasterly right of way line of aforementioned State Road No. 40, said point also being on a non-tangent curve concave Southeasterly and having as its elements a central angle of 04°11’11” and a radius of 914.67 feet; thence Southwesterly along the arc of said curve and said right of way line 66.83 feet (chord bearing and distance of South 39°25’31” West, 66.82 feet) to the point of tangency thereof; thence continue along said right of way line South 37°15’26” West, 93.32 feet to the intersection with the East right of way line of County Road No. 35 (80 feet Wide); thence South 00°11’38” East along said East right of way line 1764.83 feet to the intersection with the North boundary of the South 1/2 of the Southeast 1/4 of Section 1, Township 15 South, Range 22

East; thence continue along said right of way line and said North boundary North 89°38’19” East, 10.00 feet; thence departing said North boundary, continue along said right of way line South 00°04’06” West, 50.00 feet to a point on a line that is parallel with and 50.00 feet South, as measured at right angles, from said North boundary of the South 1/2 of the Southeast 1/4 of said Section 1; thence departing said right of way line and along said parallel line North 89°38’19” East, 1262.89 feet to the Point of Beginning.

LESS AND EXCEPT THE FOLLOWING:

Commence at the intersection of the Easterly right-of-way line of County Road No. 35 with the Southerly right-of-way line of State Road No. 40; thence North 37°26’20” East along said Southerly right-of-way line, 93.40 feet to the point of curvature of a curve concave Southeasterly, having a total central angle of 14°05’53” and a radius of 914.67 feet; thence Northeasterly along the arc of said curve and along said Southerly right-of-way line, through a central angle of 10°21’48”, a distance of 165.44 feet to the Point of Beginning; thence continue Northeasterly along said Southerly right-of-way line, and said curve, through a central angle of 3°44’05”, a distance of 59.62 feet; thence departing said curve and said Southerly right-of-way line, South 44°12’15” East, 54.03 feet; thence North 89°57’08” West, 83.05 feet to the Point of Beginning.